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                                                                     Exhibit 99


                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                                  The Bellevue
                               200 S. Broad Street
                             Philadelphia, PA 19102

                                 April 25, 2002

Securities and Exchange Commission
SEC Headquarters
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

         Pursuant to the requirements under Temporary Note 3T to Article 3 of Regulation S-X, Pennsylvania Real Estate Investment Trust (the "Company") hereby states that, in connection with its audit of the Company's statement of revenue and certain expenses of Beaver Valley Mall for the year ended December 31, 2001, Arthur Andersen LLP ("Andersen") represented to the Company that Andersen's audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and that there was availability of national office consultation. Availability of personnel at foreign affiliates of Andersen was not relevant to the audit of Beaver Valley Mall.


                                             Very truly yours,

                                             PENNSYLVANIA REAL ESTATE
                                             INVESTMENT TRUST


                                             /s/ David J. Bryant
                                             --------------------------
                                             David J. Bryant
                                             Senior Vice President - Finance and
                                             Treasurer